Exhibit 99.1

National & Retail Trades and First Call

For release: November 3, 2005 at 8:30 AM (EDT)

KOHL'S CORPORATION REPORTS OCTOBER SALES

MENOMONEE FALLS, WI, -- (Business Wire) – November 3, 2005 -- Kohl’s Corporation (NYSE: KSS) reported today that sales for the four-week period ended October 29, 2005 increased 16.8 percent over the four-week period ended October 30, 2004. On a comparable store basis, sales increased 6.2 percent.

For the quarter ended October 29, 2005, total sales increased 13.7 percent while comparable store sales increased 3.5 percent.  For the 39 weeks ended October 29, 2005, total sales were up 14.8 percent while comparable store sales increased 3.9 percent.

Larry Montgomery, Kohl’s chairman and chief executive officer, commented, “We are pleased with our sales performance for the month and the quarter.  Although sales of seasonal merchandise like sweaters and outerwear continued to be soft through much of October, these categories strengthened significantly during the last ten days as temperatures turned colder in most of our regions.  We continue to be pleased with our positioning in terms of content and level of inventory as we enter the holiday season.  We remain comfortable with our previous earnings guidance for the third quarter of $0.43 to $0.46 per diluted share.”

	Sales Summary ($ in millions)
	Fiscal Period Ended		% Inc. - This Year
	Oct. 29,	Oct. 30,	All	Comp
	2005	2004	Stores	Stores

October	$ 1,119.6	$ 958.2	16.8%	6.2%
Third Quarter	$ 3,119.4	$ 2,743.9	13.7%	3.5%
Year-To-Date	$ 8,750.3	$ 7,621.9	14.8%	3.9%

During the month of October, the Company opened 57 stores. New markets were the Orlando, FL market with six stores and the Jacksonville, FL market with three stores. In addition, the Company added 13 stores in the Midwest region, nine stores in the Southwest region, eight stores in the South Central region, seven stores in the Northeast region, six stores in the Mid-Atlantic region and five stores in the Southeast region. One planned October opening in Beaumont, TX will now open in November.

On October 29, 2005, the Company operated 731 stores in 41 states. The Company will end the year with 732 stores in 41 states.  The Company operated 637 stores in 40 states as of October 30, 2004 and the end of 2004.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message.  This message is accessible by calling (402) 220-4356 and will be available for 36 hours.

Third Quarter Earnings Release

Kohl’s Corporation will release its third quarter earnings on November 10, 2005 at 4:00 PM (EST). A conference call is scheduled at 5:00 PM (EST). Investors will have the opportunity to listen to the conference call by dialing (847) 619-6368 ten minutes prior to the start of the call. A replay of the call will be available for 36 hours at (630) 652-3018, Pass Code: 12911709.

In addition, the call will be Webcast live over the Internet through the Company’s web site located at http://www.kohls.com (see “Company News”), or through Broadcast Network’s Vcall web site located at http://www.vcall.com.

To listen to the call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described on Exhibit 99.1 to Kohl’s annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Vice President – Public Relations, (262) 703-1464